UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2003

Heritage Commerce Corp
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Almaden Boulevard
San Jose, California    95113
(Address of principal executive offices including zip code)

(408) 947-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former Address, if changed since last report)

Item 5. Other Events.

Heritage Commerce Corp Reports Financial Results

for the Year Ended December 31, 2002

Heritage Commerce Corp (the "Company") (Nasdaq: HTBK) today reported consolidated operating results for the year ended December 31, 2002. Consolidated net income was $7,177,000, or $0.63 per diluted share, compared to $7,268,000, or $0.64 per diluted share, for the year ended December 31, 2001. Return on average assets and return on average equity for the year ended December 31, 2002 were 0.77% and 9.14%, respectively, compared with returns of 0.84% and 10.23%, respectively, for the year ended December 31, 2001.

For the three months ended December 31, 2002, the Company reported net income of $2,291,000, or $0.20 per diluted share. For the three months ended December 31, 2001, net income was $1,374,000, or $0.12 per diluted share. Return on average assets and return on average equity for the three months ended December 31, 2002 were 0.95% and 11.07%, respectively, compared with returns of 0.60% and 7.30%, respectively, for the three months ended December 31, 2001.

Net interest income declined $3,120,000, or 8%, for the year ended December 31, 2002 to $37,519,000 from $40,639,000 for the year December 31, 2001. Although the Company experienced a 5% increase in the volume of average earning assets during 2002, it did not fully offset the effect of the decline in interest rates. Overall, the Company's net interest margin declined 61 basis points to 4.39% for the year ended December 31, 2002, from 5.00% for the year ended December 31, 2001, reflecting the impact of a full year's reduction in interest rates that took place in 2001. The Company's net interest margin was 4.55% for the three months ended December 31, 2002, compared with 4.17% for the three months ended December 31, 2001 and 4.36% for the third quarter of 2002, evidencing the effect of interest bearing deposits repricing at lower interest rates.

NoninterestNoninterest income was $9,030,000 for the year ended December 31, 2002, compared with $6,297,000 for the year ended December 31, 2001. The increase in 2002 of $2,733,000, or 43%, was primarily due to increases in gain on sale of securities of $304,000, service charges and other fees of $458,000, servicing income of $603,000, gain on sale of SBA loans of $504,000, and other noninterest income of $864,000. The increase in other noninterest income was primarily due to an increase in fees of $459,000 from the Company's residential mortgage loan operation. The increase in servicing income and the overall increase in gain on sales of loans was primarily the result of increased SBA loan origination from the Company's eight SBA loan production offices. The increases in service charges and other fees were primarily the result of an increase in activity resulting from the growth of the Company. In addition, the fourth quarter of 2002 includes a $172,000 gain on sale of the Company's credit card portfolio and $103,000 of leasing income.

During 2002 the Company continued to focus on managing operating expenses. NoninterestNoninterest expense for the year ended December 31, 2002 was $33,209,000, down slightly from $33,348,000 for the year ended December 31, 2001. Salaries and employee benefits, the single largest component of operating expenses, were $18,116,000 for the year ended December 31, 2002, approximately equal to $18,120,000 for the year ended December 31, 2001. The fourth quarter includes approximately $300,000 of severance and other expenses associated with the merger of the wholly owned subsidiaries of the Company.

As of December 31, 2002, the Company's total assets were $958,752,000, an increase of $46,022,000, or 5%, from $912,730,000 as of December 31, 2001. Total loans were $673,907,000 as of December 31, 2002, up 6% from $632,917,000 as of December 31, 2001. Total deposits were $841,936,000 as of December 31, 2002, up 4% from $807,908,000 as of December 31, 2001.

The Company added $2,663,000 to the loan loss provision in 2002, compared with $1,910,000 in 2001, an increase of $753,000, or 39%. The Company's net loan charge-offs for the year ended December 31, 2002 were $591,000, representing 0.09% of average loans, compared to $406,000, representing 0.07% of average loans, for the year ended December 31, 2001. The Company's allowance for loan losses was $13,227,000, or 1.96% of total loans, as of December 31, 2002, compared to $11,154,000, or 1.76% of total loans, as of December 31, 2001. The increase in the allowance for loan losses reflects continued weaknesses in the economy. The Company's nonperforming assets were $4,571,000, or 0.68% of outstanding loans, as of December 31, 2002, primarily a result of the placement of one commercial real estate loan on nonaccrual status in 2002. There were no nonperforming assets as of December 31, 2001.

Shareholders' equity as of December 31, 2002 was $82,865,000 compared with $74,574,000 as of December 31, 2001. Book value per share increased to $7.39 as of December 31, 2002, from $6.71 as of December 31, 2001. The Company's leverage capital ratio was 10.80% as of December 31, 2002, up from 10.20% as of December 31, 2001. All of the Company's subsidiary bank capital ratios continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

During 2002, the Company's Board of Directors approved the merger of three of its wholly owned commercial bank subsidiaries into the Company's original wholly owned bank subsidiary. On January 1, 2003, Heritage Bank East Bay, Heritage Bank South Valley, and Bank of Los Altos were merged into Heritage Bank of Commerce. Heritage Bank East Bay, Heritage Bank South Valley, and Bank of Los Altos now operate as divisions of Heritage Bank of Commerce and continue to serve their local markets and communities under their current names. As the Company continues to develop, consolidating the four bank operations under one bank charter is expected to eliminate many of the duplicate activities required to maintain four separate charters, thus creating opportunities for additional cost savings and increased efficiency in the delivery of products and services.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, headquartered in San Jose. Heritage Bank of Commerce has three divisions: Heritage Bank East Bay, headquartered in the city of Fremont with an office in Danville; Heritage Bank South Valley in Morgan Hill with an office in Gilroy, and Bank of Los Altos, with two locations in Los Altos and one in Mountain View, and SBA Loan Production Offices in San Jose, Fresno, Santa Cruz, Elk Grove, Watsonville, Chico, Pittsburg, and Glendale.

The Company's common stock is listed on the Nasdaq National Market under the symbol "HTBK".

Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2001 and the Quarterly Reports on Form 10-Q filed by the Company in fiscal 2002.

For further information about the Company's financial performance, contact Brad L. Smith, Chairman and Chief Executive Officer, at (408) 947-6900 or visit the Company's website at www.heritagecommercecorp.com

Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

HERITAGE COMMERCE CORP Condensed Consolidated Financial Information (Unaudited)

                                                         At and For the Three Months Ended    Percent Change From             At and For the Year Ended
------------------------------------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands,                             December 31,  September 30, December 31, September 30, December 31,  December 31,  December 31,  Percent
except Per Share amounts)                             2002          2002          2001          2002         2001          2002          2001       Change
-------------------------------------------------- -----------   -----------   -----------  ------------  -----------   -----------   -----------   -------
Per Share Data
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Earnings Per Share (EPS):
   Basic EPS                                      $      0.20   $      0.16   $      0.12            25%         67% $      0.64   $      0.66        (3)%
   Diluted EPS                                    $      0.20   $      0.16   $      0.12            25%         67% $      0.63   $      0.64        (2)%
End of Period(EOP) Book Value Per Share           $      7.39   $      7.22   $      6.71             2%         10% $      7.39   $      6.71        10%

EOP Shares Outstanding                             11,214,414    11,184,917    11,114,967             0%          1%  11,214,414    11,114,967         1%
Weighted Average Basic Shares Outstanding          11,197,983    11,169,765    11,113,884             0%          1%  11,157,287    11,082,157         1%
Weighted Average Diluted Shares Outstanding        11,450,945    11,448,259    11,381,959             0%          1%  11,417,972    11,379,721         0%

Income Statement Data
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Interest Income                                   $    13,344   $    13,051   $    14,198             2%         (6)% $    52,756   $    65,005       (19)%
Interest Expense                                        3,296         3,655         5,250           (10)%        (37)%      15,237        24,366       (37)%
Net Interest Income                                    10,048         9,396         8,948             7%         12%      37,519        40,639        (8)%

Loan Loss Provision                                       597           750           576           (20)%          4%       2,663         1,910        39%

Noninterest Income:
  Service Charges and Other Fees                          378           360           282             5%         34%       1,425           967        47%
  Gain on Sale of Loans                                   688           596           453            15%         52%       2,262         1,758        29%
  Gain on Sales of Securities Available-For-Sale          250           361             0           (31)%         N/A        1,036           732        42%
  Servicing Income                                        383           362           236             6%         62%       1,324           721        84%
  Other Noninterest Income                              1,094           681           572            61%         91%       2,983         2,119        41%
Total Noninterest Income                                2,793         2,360         1,543            18%         81%       9,030         6,297        43%

Noninterest Expense:
  Salaries & Employee Benefits                          4,355         4,580         3,931            (5)%         11%      18,116        18,120         0%
  Occupancy & Equipment                                 1,287         1,193         1,123             8%         15%       4,671         4,300         9%
  Other Noninterest Expense                             3,204         2,573         2,671            25%         20%      10,422        10,928        (5)%
Total Noninterest Expense                               8,846         8,346         7,725             6%         15%      33,209        33,348         0%

Income Before Taxes                                     3,398         2,660         2,190            28%         55%      10,677        11,678        (9)%
Income Taxes                                            1,107           848           816            31%         36%       3,500         4,410       (21)%
Net Income                                        $     2,291   $     1,812   $     1,374            26%         67% $     7,177   $     7,268        (1)%

Average Balances
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Average Loans                                     $   644,550   $   631,995   $   632,764             2%          2% $   637,972   $   607,817         5%
Average Other Earning Assets                      $   232,315   $   222,303   $   218,173             5%          6% $   216,700   $   205,739         5%
Average Earning Assets                            $   876,865   $   854,298   $   850,937             3%          3% $   854,672   $   813,556         5%
Average Assets                                    $   954,023   $   928,433   $   909,385             3%          5% $   927,783   $   868,624         7%
Average Interest Bearing Deposits                 $   606,204   $   609,537   $   609,397            (1)%         (1)% $   607,210   $   573,001         6%
Average Equity                                    $    82,089   $    79,434   $    74,624             3%         10% $    78,515   $    71,056        10%
Average Deposits                                  $   838,849   $   819,488   $   812,525             2%          3% $   818,405   $   777,113         5%

End of Period Balances
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EOP Loans:
  Real Estate - Land and Construction             $   147,822   $   136,631   $   174,077             8%        (15)% $   147,822   $   174,077       (15)%
  Real Estate - Mortgage                              259,974       261,037       246,119             0%          6%     259,974       246,119         6%
  Commercial                                          263,261       228,696       208,888            15%         26%     263,261       208,888        26%
  Consumer                                              2,850         4,320         3,833           (34)%        (26)%       2,850         3,833       (26)%
Total EOP Loans                                   $   673,907   $   630,684   $   632,917             7%          6% $   673,907   $   632,917         6%

EOP Assets                                        $   958,752   $   956,282   $   912,730             0%          5% $   958,752   $   912,730         5%

EOP Deopsits:
  Demand Deposits - Noninterest Bearing           $   248,616   $   237,776   $   206,637             5%         20% $   248,616   $   206,637        20%
  Demand Deposits - Interest Bearing                   94,309        84,581        80,529            12%         17%      94,309        80,529        17%
  Savings/Money Market                                290,417       282,400       229,995             3%         26%     290,417       229,995        26%
  Time Deposits                                       208,594       237,180       290,747           (12)%        (28)%     208,594       290,747       (28)%
Total EOP Deposits                                $   841,936   $   841,937   $   807,908             0%          4% $   841,936   $   807,908         4%

EOP Equity                                        $    82,865   $    80,791   $    74,574             3%         11% $    82,865   $    74,574        11%

Credit Quality Data
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EOP Non-Accrual Loans                             $     4,571   $     4,747   $         0            (4)%         N/A  $     4,571   $         0        N/A
EOP Total Non-Performing Assets                   $     4,571   $     4,747   $         0            (4)%         N/A  $     4,571   $         0        N/A
EOP 90-day Past Due Loans and Still Accruing      $         0   $         0   $         0            N/A          N/A  $         0   $         0        N/A
EOP Net Charge-Offs/(Recoveries)                  $      (213)  $       191   $        95          (212)%       (324)% $       591   $       406        46%
Net Charge-offs/(Recoveries) as Percent
   of Average Loans                                     (0.13)%        0.12%        0.06%        (209)%       (320)%        0.09%        0.07%      39%
EOP Loan Loss Reserves                            $    13,227   $    12,416   $    11,154             7%         19% $    13,227   $    11,154        19%

Ratios
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Annualized ROA                                           0.95%        0.77%        0.60%          23%         59%        0.77%        0.84%      (8)%
Annualized ROE                                          11.07%        9.05%        7.30%          22%         52%        9.14%       10.23%     (11)%
Efficiency Ratio                                        68.89%       70.99%       73.63%          (3)%         (6)%       71.34%       71.05%       0%
Noninterest Expense as Percent of Average Assets         3.68%        3.57%        3.37%           3%          9%        3.58%        3.84%      (7)%
Net Interest Margin                                      4.55%        4.36%        4.17%           4%          9%        4.39%        5.00%     (12)%
Allowance for Loan Losses:
  to Total Loans                                         1.96%        1.97%        1.76%           0%         11%        1.96%        1.76%      11%
  to Non-Performing Loans                                 289%         262 %          N/A           11 %         N/A          289 %          N/A       N/A
Leverage Ratio                                          10.80%       10.83%       10.20%           0%          6%       10.80%       10.20%       6%

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 23, 2003	Heritage Commerce Corp
By: /s/ Lawrence D. McGovern Name: Lawrence D. McGovern Executive Vice President and Chief Financial Officer
By: /s/ Brad L. Smith Brad L. Smith Chairman of the Board and Chief Executive Officer